Exhibit 99.2
PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Pattern Group Inc. 2025 Equity Incentive Plan (as amended from time to time, and including any subplans, supplements, appendices and/or addendums which shall be incorporated thereto, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Pattern Group Inc., a Delaware corporation (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company or one of its Affiliates.
The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means, unless otherwise provided in an Award Agreement or employment or other service agreement between the Company and the grantee, (i) any material breach by the grantee of any agreement between the grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of Disability) by the grantee of the grantee’s duties to the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Disability” has the meaning set forth in Section 22(e)(3) of the Code.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that, except as otherwise set forth herein, if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Select Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the U.S. Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” means the occurrence of any one of the following events: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company (for the avoidance of doubt, any change in majority voting power resulting from the conversion of Series B Common Stock of the Company to Series A Common Stock of the Company by an individual stockholder shall not, on its own, constitute a Sale Event).
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate. Unless as otherwise set forth in the Award Agreement, a Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
“Stock” means the Series A Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO
SELECT GRANTEES AND DETERMINE AWARDS
(a)    Administration of Plan. The Plan shall be administered by the Administrator.
(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)    to select the individuals to whom Awards may from time to time be granted;
(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)    to determine the number of shares of Stock to be covered by any Award;
(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)    subject to the provisions of Section 5(c) or 6(d), as applicable, to extend at any time the period in which Stock Options or Stock Appreciation Rights, respectively, may be exercised; and
(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a time period for the delegation and a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the Service Relationship terminates.
(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)    Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply, or facilitate compliance, with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply, or facilitate compliance, with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,742,802 shares plus the 3,602,605 shares of Series A Common Stock remaining available for issuance under the Covalent Group, Inc.’s 2019 Equity Incentive Plan, as amended from time to time (the “2019 Plan”) on the Effective Date (collectively, the “Initial Limit”), plus on January 1, 2026 and on each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall automatically be cumulatively increased by (i) 3 percent of the number of shares of Series A Common Stock and Series B Common Stock issued and outstanding on the immediately preceding December 31 (on an as converted to Series A Common Stock basis), or (ii) such lesser number of shares as approved by the Administrator, in all cases subject to adjustment as provided in Section 3(c) (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2026 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 12,345,407 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and the 2019 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to a grantee in any calendar year.
(b)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the aggregate value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director for services as a Non-Employee Director in any calendar year shall not exceed $750,000; provided, however, that in the first calendar year in which an individual becomes a Non-Employee Director, the aggregate value of all Awards awarded under this Plan and all other cash compensation paid by the Company to such Non-Employee Director for services as a Non-Employee Director shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)    Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent that the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable, after taking into account any acceleration hereunder, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable, after taking into account any acceleration hereunder) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards (after taking into account any acceleration hereunder).
(e)    Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3(a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5. STOCK OPTIONS
(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise exempt from or compliant with Section 409A.
(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the date of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:
(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)    Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a)    Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise exempt from or compliant with Section 409A.
(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7. RESTRICTED STOCK AWARDS
(a)    Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any dividends paid by the Company shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)    Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)    Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8. RESTRICTED STOCK UNITS
(a)    Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual

Awards and grantees. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)    Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals, including continued employment (or other Service Relationship). The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11. DIVIDEND EQUIVALENT RIGHTS
(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)    Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12. TRANSFERABILITY OF AWARDS
(a)    Transferability. Except as provided in Section 12(b) below or otherwise determined by the Administrator, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)    Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement. In no event may an Award be transferred by a grantee for value.
(c)    Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)    Designation of Beneficiary. To the extent permitted by the Company and valid under applicable law, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate or legal heirs.
SECTION 13. TAX WITHHOLDING
(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes, pay to the Company or any applicable Affiliate, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. and non-U.S. federal, state, or local taxes of any kind required by law to be withheld by the Company or any applicable Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee or to satisfy any applicable withholding obligations by any other method of withholding that the Company and its Affiliates deem appropriate. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)    Payment in Stock. The Administrator may cause any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Company may adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the shares solely for purposes of withholding and reporting taxes related to Awards granted under the Plan.The Administrator may also require any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
SECTION 15.    TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF
ABSENCE, ETC.
(a)    Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)    For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)    a transfer to the Service Relationship of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;
(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Affiliates, as the case may be, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or
(iii)    the transfer in status from one eligibility category under Section 4 hereof to another category.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized, without stockholder approval, to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, or effect the repricing of such Awards through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18. GENERAL PROVISIONS
(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)    Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Affiliate. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Affiliate, notice of issuance and recorded the issuance in its records

(which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Stock Appreciation Right or any other action by the grantee with respect to an Award.
(d)    Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(e)    Trading Policy Restrictions. Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)    Clawback Policy. A grantee’s rights with respect to any Award hereunder shall in all events be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any right that the Company may have under any Company clawback, forfeiture or recoupment policy, as in effect from time to time, or other agreement or arrangement with a grantee or (ii) applicable law.
(g)    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

SECTION 19. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon the date immediately preceding the Registration Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: September 9, 2025
DATE APPROVED BY STOCKHOLDERS: September 9, 2025

APPENDIX A
PATTERN GROUP INC.
2025 Equity Incentive Plan
Special Terms and Conditions for Participants Outside the United States of America
Terms and Conditions
This appendix (the “Appendix”) is adopted by the Administrator pursuant to Section 2(f)) of the Plan.
The Appendix includes additional terms and conditions that govern an Award if the holder of such Award (the “Participant”) resides and/or works in one of the countries listed below. The Appendix shall only apply to the Participants in the Plan who reside and/or work in one of the countries listed below; and, in each case, the country-specific terms and conditions set out in the Appendix shall only apply to a Participant who resides and/or works in the corresponding country. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the date of grant of an Award, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Except as otherwise provided by the Appendix, all Awards pursuant to the Plan shall be governed by the terms of the Plan (or, as prescribed by the Plan, an applicable Award Agreement).
The Plan and the Appendix shall be read together. The Appendix may be amended or rescinded from time to time by the Administrator.
The Participant to whom this Appendix has been delivered hereby accepts and consents to the terms of the Appendix.
Capitalized terms used but not defined in this Appendix shall have the meanings set forth in the Plan and/or the Award Agreement.
Canada
The rules of the Plan apply in Canada with and subject to the following amendments and provisions for Participants in Canada, which for greater certainty shall include those Participants that are residents of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) or are otherwise subject to tax in Canada by virtue of their employment (“Canadian Employees”).

SECTION 1: GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The definition of “Affiliate” will be deleted and replaced with the following:
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition. For the purposes of the grant of Awards in Canada, an Affiliate shall mean, in addition to the foregoing, a Related Entity of the Company.
The following definition will be added to the Plan:
“Applicable Withholding Taxes” means any taxes, withholdings, source deductions, remittances or other amounts required to be withheld by the Company under any applicable law, rule, or regulation.
The definition of “Consultant” will be deleted and replaced with the following:
“Consultant” means, for the Company, a person, other than an employee, executive officer, or director of the Company or a Related Entity of the Company, that:
(a)    is engaged to provide services to the Company or a Related Entity of the Company, other than services provided in relation to a distribution of securities,
(b)    provides the services under a written contract with the Company or a Related Entity of the Company, and
(c)    spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Related Entity of the Company, and includes
(d)    for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and
(e)    for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Related Entity of the Company.
The following definition will be added to the Plan:
“Related Entity of the Company” means (i) a person that controls or is controlled by the Company; or (ii) a person that is controlled by the same person that controls the Company.
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SECTION 2: ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
Section 2(b)(iv) will be deleted and replaced with the following:
“to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements, provided such modifications do not result in a fundamental change in the terms of the Award”;
Section 2(b)(vi) will be deleted and replaced with the following:
“with the consent of the grantee, and subject to the provisions of Section 5(c) or 6(d), as applicable, to extend at any time the period in which Stock Options or Stock Appreciation Rights, respectively, may be exercised”; and
Section 2(f) will be deleted and replaced with the following:
“Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply, or facilitate compliance, with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply, or facilitate compliance, with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law. Furthermore, no Awards shall be granted to an individual in Canada unless the Administrator has determined, with advice of counsel (to the extent that Administrator deems such advice necessary or advisable), that such Awards are permitted to be granted to such individual pursuant to an exemption from the prospectus requirement of applicable Canadian securities laws.”
SECTION 3: STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
Section 3(d) shall be deleted and replaced with the following:
“Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore
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granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent that the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable, after taking into account any acceleration hereunder, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable, after taking into account any acceleration hereunder) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards (after taking into account any acceleration hereunder). Notwithstanding the foregoing, the Company shall not have the right to make the payment in cash or in kind as contemplated in (i) above in connection with any Awards held by Canadian Employees without the Canadian Employees prior consent and agreement.”
SECTION 5: STOCK OPTIONS
Section 5(e)(iv) shall be deleted and replaced with the following:
“With respect to Stock Options that are not Incentive Stock Options, at the request of a Participant, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price less any Applicable Withholding Taxes required to be withheld by the Company in connection with such exercise, to the extent alternatives accommodations have not been made in connection with such Applicable Withholding Taxes.
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Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system”
SECTION 6: STOCK APPRECIATION RIGHTS
The following shall be added as a new Section 6(e):
“Notwithstanding Section 6(d) above, in connection with any Stock Appreciation Right granted or belonging to a Canadian Employee that entitles the grantee to solely receive cash or, at the Company’s option, to receive cash or shares in settlement thereof, any amount payable thereunder shall, in no circumstances, be made no later than December 31 of the third year following the year in which the services giving rise to the Stock Appreciation Right were rendered. In the event such Stock Appreciation Right becomes exercisable prior to such date, any amount payable thereunder shall be made no later than December 31 of the year in which the Stock Appreciation Right became exercisable.”
SECTION 8: RESTRICTED STOCK UNITS
Section 8(b) will be deleted. The following shall be added as a new Section 8(d):
“In connection with any Restricted Stock Units granted or belonging to a Canadian Employee that entitle the grantee to solely receive cash or, at the Company’s option, to receive cash or shares in settlement thereof, any amount payable thereunder shall, in no circumstances, be made no later than December 31 of the third year following the year in which the services giving rise to the Restricted Stock Unit were rendered. In the event such Restricted Stock Unit becomes exercisable prior to such date, any amount payable thereunder shall be made no later than December 31 of the year in which the Restricted Stock Unit became exercisable.”
SECTION 10: CASH-BASED AWARDS
Section 10 shall be deleted and replaced with the following:
“Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the
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attainment of specified performance goals, including continued employment (or other Service Relationship). The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash, provided, that in no circumstances, will such payment be made be later than December 31 of the third year following the year in which the services giving rise to the Cash-Based Award were rendered. In the event such Cash-Based Award becomes vested or payable prior to such date, any amount payable thereunder shall be made no later than December 31 of the year in which the Cash-Based Award became vested or payable.”
SECTION 11: DIVIDEND EQUIVALENT RIGHTS
Section 11(a) shall be deleted and replaced with the following:
“The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right as a freestanding award and not in conjunction with an Award shall be paid currently and may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments but no later than December 31 in the year in which such entitlement to payment arises. Dividends credited in respect of a Dividend Equivalent Right granted as part of an Award of Restricted Stock Units shall be converted into additional Restricted Stock Units. The number of additional Restricted Stock Units shall equal the total amount of cash dividends that would have been paid on the underlying Restricted Stock Units divided by the Fair Market Value of a Share on the dividend payment date. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award and in the same manner as such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.”
SECTION 13: TAX WITHHOLDING
Section 13(b) shall be deleted and replaced with the following:
“Payment in Stock. At a request of a Participant, the Administrator may, but is not obligated to, cause any Applicable Withholding Tax obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however,
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that the amount withheld does not exceed the maximum statutory rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Company may adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the shares solely for purposes of withholding and reporting Applicable Withholding Tax related to Awards granted under the Plan. The Administrator may also permit any Applicable Withholding Tax obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the Applicable Withholding Tax due.”
SECTION 16: AMENDMENTS AND TERMINATION
Section 16 shall be deleted and replaced with the following:
“The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized, without stockholder approval, to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights provided such repricing meets the requirements of subsection 110(1.7) in conjunction with subsection 110(1.8) of the Tax Act. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).”
SECTION 18: GENERAL PROVISIONS
Section 18(b) will be deleted and replaced with the following:
“Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Affiliate. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Affiliate, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until
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the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities, including, in Canada, an exemption from the prospectus requirement of applicable Canadian securities laws, and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.”
The following shall be added as a new Section 18(h):
“No Inducement. By accepting the Award, the grantee shall be deemed to represent and warrant to the Company that the grantee’s participation in the Plan and acceptance of such Award is voluntary and that the grantee has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.”
China
The rules of the Plan apply in the People’s Republic of China (“PRC”) with and subject to the following amendments and provisions for Participants in the PRC.
SECTION 1: GENERAL PURPOSE OF THE PLAN; DEFINITIONS
Section 1 will be deleted and replaced with the following:
“The name of the plan is the Pattern Group Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Pattern Group Inc., a Delaware corporation (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company or one of its Affiliates.
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The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Cause” means, unless otherwise provided in an Award Agreement or employment or other service agreement between the Company and the grantee, (i) any material breach by the grantee of any agreement between the grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the grantee to a felony or a crime involving moral turpitude; (iii) any material misconduct or wilful and deliberate non-performance (other than by reason of Disability) by the grantee of the grantee’s duties to the Company; (iv) any material misconduct or wilful and deliberate non-performance of the grantee based on related agreement with the Affiliate or any internal rules and regulations of the Affiliate.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the
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Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Disability” has the meaning set forth in Section 22(e)(3) of the Code.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that, except as otherwise set forth herein, if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Select Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the U.S. Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
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“Sale Event” means the occurrence of any one of the following events: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company (for the avoidance of doubt, any change in majority voting power resulting from the conversion of Series B Common Stock of the Company to Series A Common Stock of the Company by an individual stockholder shall not, on its own, constitute a Sale Event).
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate. Unless as otherwise set forth in the Award Agreement, a Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
“Stock” means the Series A Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
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“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.”
SECTION 7: RESTRICTED STOCK AWARDS
Section 7(c) will be deleted and replaced with the following:
“Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration. In case of any court order of reinstatement of the grantee’s employment (or other Service Relationship) with the Company and its Affiliates, any rights of the grantee under this Plan forfeited or terminated due to the previous termination of the employment/service relationship shall not be revived.”
SECTION 8: RESTRICTED STOCK UNITS
Section 8(d) will be deleted and replaced with the following
“Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the termination of the employment (or cessation of Service Relationship) between the grantee and the Company/its Affiliates for any reason. In case of any court order of reinstatement of the grantee’s employment (or other Service Relationship) with the Company and its Affiliates, any rights of the grantee under this Plan forfeited or terminated due to the previous termination of the employment/service relationship shall not be revived.”
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SECTION 11: DIVIDEND EQUIVALENT RIGHTS
Section 11(b) will be deleted and replaced with the following:
“Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the termination of the employment (or cessation of Service Relationship) between the grantee and the Company/its Affiliates for any reason. In case of any court order of reinstatement of the grantee’s employment (or other Service Relationship) with the Company and its Affiliates, any rights of the grantee under this Plan forfeited or terminated due to the previous termination of the employment/service relationship shall not be revived.”
South Korea
The rules of the Plan apply in the Republic of Korea with and subject to the following amendments and provisions for Participants in the Republic of Korea.
SECTION 13: TAX WITHHOLDING
The following shall be added as a new Section 13(c):
Republic of Korea Tax Withholding Matters. Notwithstanding the foregoing, each grantee that is employed by Pattern Trading SK acknowledges that Pattern Trading SK may be required to pay withholding taxes to the Republic of Korea’s (“RoK”) tax authorities in connection with income earned by each such grantee’s exercise of any Award or Stock granted under the Plan and agree that Pattern Trading SK may and is authorised to withhold amounts sufficient to satisfy such withholding obligations from a grantee’s wages, salary or other compensation. Notwithstanding the foregoing, each grantee shall be responsible for the making of all necessary and/or applicable tax filings, reports, payments and/or settlements as may be required in RoK including, for the avoidance of doubt, any overseas financial account reporting obligations (which at the time hereof is triggered should the aggregated value of a Participant’s financial assets (including any Award or Stock delivered under the Plan) held in financial accounts at any non-RoK financial institution exceed KRW 500,000,000 on the last day of any month during a calendar year).
United Arab Emirates
The rules of the Plan apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Participants in the UAE.
SECTION 20: GOVERNING LAW
Section 20 will be deleted and replaced with the following:
“The Plan, this UAE Supplement and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and
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construed in accordance with the internal laws of the State of Delaware, applied without regard to conflict of law principles.
Any dispute or controversy arising under or in connection with this Plan or any Award granted hereunder, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and grantee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The Company and grantee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.”
SECTION 21: NATURE OF GRANT
The following shall be added as a new section 21:
“The Grantee acknowledges that the Awards, the Plan, this UAE Supplement and their participation in the Plan do not create any claims against the Company or any Affiliate (or employer of record) (collectively, the “Group”) engaging them, either directly or indirectly. The Grantee acknowledges that that the Awards and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Awards and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable.”
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SECTION 22: SECURITIES LAW INFORMATION
The following shall be added as a new section 22:
“The Awards are being offered only to eligible individuals of the Company or any Affiliate (or employer of record) and are in the nature of providing equity incentives to these individuals based in the UAE. The Plan and this UAE Supplement is intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.”
SECTION 23: DATA PRIVACY CONSENT
The following shall be added as a new section 23:
“In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan (the “Relevant Information”). By agreeing to participate in this Plan, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.”
SECTION 24: DISCLAIMER
The following shall be added as a new section 24:
“The Plan, this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Grantee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement and/or the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Grantee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Grantee does not understand the contents of the award documentation, they should consult an authorized financial advisor.”
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INCENTIVE STOCK OPTION AGREEMENT
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Optionee:    ______________________________________
No. of Option Shares:    ____________________
Option Exercise Price per Share:    $___________________
    [FMV on Grant Date (110% of FMV if a 10% owner)]
Grant Date:    ____________________
Expiration Date:    ____________________
    [up to 10 years (5 if a 10% owner)]
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Series A Common Stock, par value $0.001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein (including the terms and conditions for the Optionee’s country in the appendix attached hereto as Appendix A) and in the Plan.
1.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: __________________, so long as the Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates.

Incremental Number of Option Shares Exercisable*	Exercisability Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
* Max. of $100,000 per yr.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.    Manner of Exercise.
(a)    The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares of Stock attested to.
(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this
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Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.    Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)    Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)    Termination Due to Disability. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s Disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of twelve (12) months from the date the Optionee’s Service Relationship is terminated by reason of the Optionee’s Disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of the termination of the Optionee’s Service Relationship by reason of the Optionee’s Disability shall terminate immediately and be of no further force or effect.
(c)    Termination for Cause. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d)    Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s Disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.
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4.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Optionee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.    Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements and that this Stock Option must be exercised within three (3) months after termination of employment as an employee (or twelve (12) months in the case of death or Disability) to qualify as an “incentive stock option”. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.
7.    Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Optionee on account of such transfer.
8.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.
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9.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
12.    [Clawback Acknowledgement. The Optionee acknowledges that the Optionee may become subject to the Pattern Group Inc. Compensation Recovery Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Optionee understands that if the Optionee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Optionee pursuant to such means as the Company and/or the Board may elect. The Optionee agrees that the Optionee shall take all required action to enable such recovery. The Optionee understands that such recovery may be sought and occur after the Optionee’s employment or service with the Company terminates. The Optionee further agrees that the Optionee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forego such indemnification. The Optionee acknowledges and agrees that the Optionee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Optionee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a Good Reason (as defined in the Company’s Executive Severance Plan, as amended from time to time) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Optionee, or (ii) to constitute a breach of
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a contract or other arrangement to which the Optionee is a party. This Section 12 is a material term of this Agreement.]1

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

1 Note to Draft: For Section 16 officers only.
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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO INCENTIVE STOCK OPTION AGREEMENT
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Incentive Stock Option Agreement (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result; therefore, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.
If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Optionee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Optionees in Australia.
SECTION 13: SECURITIES LAW
The following shall be added as a new section 13:
Securities law. Grants of Stock Options under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Optionee in connection with this grant is provided on the basis that the Optionee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act). If the Optionee acquires Stock under the Plan on exercise of Stock Options and offers the Stock to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Optionee should consult with his or her legal adviser before making any such offer in Australia.
Risk warning.     It is important that the Optionee read all the documents given to the Optionee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Optionee should satisfy themselves that they have a sufficient understanding of the risks involved in acquiring the Stock Options granted to them (and any Stock that may be issued on settlement of the grant) and consider if participation in the grant of Stock Options (and any Stock that may be issued on settlement of the grant) is suitable for the Optionee, having regard to the Optionee’s investment objectives, financial circumstances and taxation position.
No financial advice.    Nothing in this Agreement or the Plan:
(i)    constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Optionee’s objectives, financial situation or needs; and
(ii)    should be taken to constitute a recommendation or statement of opinion that is intended to influence the Optionee in making a decision to participate in the Plan or participate in the grant of Stock Options (or Stock issued on exercise of the Stock Options).
Plan.    The Optionee acknowledges and agrees that a copy of the Plan has been provided to the Optionee concurrently with this Agreement.

SECTION 14: TAXES
The following shall be added as a new section 14:
Taxes. This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Optionee is strongly advised to consult with their personal tax advisor regarding the taxation of their Stock Options and of any subsequent sale of the Stock acquired on exercise of their Stock Options. The Company has reporting obligations to the Australian Taxation Office, and the Optionee is responsible for disclosing any taxable discount, in respect of any grant of Stock Options made under the Plan.
CANADA
The rules of the Award Agreement apply in Canada with and subject to the following amendments and provisions for Optionees in Canada, which for greater certainty shall include those Optionees that are residents of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) or are otherwise subject to tax in Canada by virtue of their employment (“Canadian Employees”).
SECTION 3: TERMINATION OF SERVICE RELATIONSHIP
Add the following at the end of the paragraph following Section 3(d):
For purposes of the Plan and the Agreement, including but not limited to Section 3 of the Agreement, “date of termination” means the later of: (i) the Optionee’s last day of providing services to or performing work with the Company (or Subsidiary as defined in the Plan); or (ii) the last day of any minimum statutory notice period (if applicable). For clarity, except the applicable minimum statutory notice period, no period of notice which may be required under contract or common law shall be included for purposes of determining the date of termination. Further the Stock Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments (or damages in lieu of same) and in no event should be considered as compensation for, or relating in any way to, past services for the Company or a Subsidiary.
For purposes of Section 3(c) of the Agreement, “Cause” shall mean circumstances where the termination of employment is due to wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company or a Subsidiary.
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SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Applicable Withholding Taxes required by law to be withheld on account of such taxable event. The Optionee hereby directs the Company to cause the required Applicable Withholding Tax obligation to be satisfied, in whole or in part, by causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Applicable Withholding Taxes required by law to be withheld from the Optionee on account of such transfer or exercise.
CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Optionees in China.
SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. The Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Optionee on account of such transfer.
INDIA
The rules of the Award Agreement apply in India with and subject to the following amendments and provisions for Optionees in India.
SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
(a)    Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements
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satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Optionee on account of such transfer.
(b)    Optionees who are Indian residents are liable to pay taxes when they receive shares of Common Stock. For the purposes of determining the amount of withholding tax, the fair market value of the shares will be determined by a category - 1 merchant banker duly registered with the Securities and Exchange Board of India (“SEBI”) as on the date of purchase/allotment of securities, as per the prevailing income tax law in India. Optionee hereby agrees to pay taxes by any of the methods prescribed in the Plan on the difference between fair market value and purchase price paid by the Optionee. Optionee shall also be responsible to pay tax on subsequent sale of securities at the applicable rates prevailing at the time of sale. Optionee is also responsible to pay taxes on dividend income at the applicable rates prevailing at the time of declaration/receipt. Neither the Company nor any Subsidiary or Affiliates shall be responsible for the tax payable by Optionee on such subsequent sale. Optionee agrees that it is his/her responsibility to comply with the payment of taxes and compliance requirements and Optionee shall consult his/her personal tax advisor in this regard.
(c)    Optionees who are Indian residents are required to declare any foreign bank accounts and any foreign financial assets in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). Optionee is required to mandatorily file the tax returns if he/she has any assets outside India even if his/her income is below the threshold limit prescribed under the income tax law. Optionee shall be responsible for complying with this reporting obligation and should confer with his/her personal tax advisor to determine his/her obligations in this regard.
SECTION 13: SECURITIES LAW
The following shall be added as a new Section 13:
(a)    The securities described in the Plan are being offered only to a select number of Optionees who, in respect of this Indian Supplement are employees of Pattern Technologies India Private Limited. Such Optionees may not be acting on behalf of or as an agent for, any other person or entity. Securities under the Plan will not be available for subscription or purchase by any other person or entity.
(b)    The Plan, the Agreement, and any corresponding documents (together, the “Plan Documents”), have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. The Plan Documents are not intended for
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distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Optionee.
(c)    The shares issued pursuant to the Plan do not constitute a public offering of securities under the (Indian) Companies Act, 2013 and are available only to those individuals as indicated in the Plan. The Plan Documents do not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The Plan Documents have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for, a public offering of securities under the applicable companies and securities legislation in India, and the Plan Documents have not been reviewed by any regulatory authority in India. The Plan Documents are intended only for Optionee’s personal use and not for distribution to any other persons.
(d)    The website on which the Plan Documents are hosted is not a prospectus under the applicable laws for the time being in force in India. The Company or Pattern Technologies India Private Limited do not intend to market, promote, or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing the Optionee with the Plan Documents. The information provided in the Plan Documents is for record purposes only.
(e)    Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. The Company or Pattern Technologies India Private Limited shall not be liable or responsible for any such investment decision made by any person.
SECTION 14: EXCHANGE CONTROLS
The following shall be added as a new Section 14:
(a)    Optionee shall be solely responsible to comply with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations thereunder, in respect of grant, vesting and exercise of the Option and the sale of the shares of Common Stock acquired under the Plan. Optionee shall be required to comply with the applicable laws and requirements for remittance of the monies from India for exercise of the Option. Should the Optionee sell the shares of Common Stock, Optionee acknowledges his/her obligation and agrees to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock (or the receipt of any dividends to India) within 180 days of the date of sale, unless reinvested; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which Optionee deposits the foreign currency and maintain the FIRC as an evidence of the repatriation of funds in the event the Reserve Bank of India (“RBI”), the Company or Pattern Technologies India Private Limited request for proof of repatriation. It is Optionee’s responsibility to comply with exchange control laws in India including making necessary disclosures to the RBI. The Company and Pattern Technologies India Private Limited shall not be liable for any fines or penalties resulting from Optionee’s failure to comply with any applicable laws.
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(b)    In respect of any remittance of the monies from the India by Optionee and in respect of receiving funds for sale of the shares of Common Stock, it is Optionee’s responsibility to comply with the reporting requirements of the RBI, as per exchange control laws in India.
JAPAN
The rules of the Award Agreement apply in Japan with and subject to the following amendments and provisions for Optionees in Japan.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to https://www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Optionees in Singapore.
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SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Optionee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Optionee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan, and to implement or structure future equity grants. Optionee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Optionee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Optionee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Optionee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Stock acquired upon the vesting of Optionee’s Stock Option. Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that the purposes for which Optionee’s Personal Data will be collected or held may continue to apply even in situations where Optionee’s employment with Optionee’s employer has been terminated or altered. Optionee may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
SECTION 13: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 13:
Optionee acknowledges and agrees that Stock acquired under the Plan prior to the twelve (12) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than twelve months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
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SECTION 14: SECURITIES LAW INFORMATION
The following shall be added as a new section 14:
Optionee acknowledges and agrees that the Stock Option is being granted to Optionee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
SECTION 15: CHIEF EXECUTIVE OFFICER AND DIRECTOR NOTIFICATION OBLIGATION
The following shall be added as a new section 15:
Optionee acknowledges that if Optionee is the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary of the Company (“Singapore Subsidiary”), Optionee is subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights, participatory interests (where Optionee is a director) or options in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, Optionee is also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the Stock are sold) within two business days after the occurrence of the event giving rise to the change.
SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Optionees in the Republic of Korea.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.
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The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Optionees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
SECTION 13: FOREIGN EXCHANGE OBLIGATIONS
The following shall be added as a new Section 13:
Foreign Exchange Obligations. Should the Optionee be a Korea-resident consultant to Pattern Trading SK or persons or entities who render services to the Company or a Subsidiary or Affiliate thereof as an employee of a third-party staffing agency, professional employer organization or employer of record arrangement, they may be obliged to file a securities acquisition report with the Bank of Korea should the aggregate purchase price of Stock Options hereunder be equivalent to US$ 5,000 or more. The preparation and filing of any such report(s) shall be the sole responsibility of the Optionee.
UNITED ARAB EMIRATES
The Rules of the Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Optionees in the UAE.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
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SECTION 13: NATURE OF GRANT
The following shall be added as a new section 13:
The Optionee acknowledges that the Stock Options, the Plan, the Agreement, this UAE Supplement and their participation in the Plan does not create any claims against the Company or any Subsidiary (or employer of record) (collectively, the “Group”) engaging them, either directly or indirectly. The Optionee acknowledges that the Stock Options and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Stock Options and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable (where applicable).
SECTION 14: SECURITIES LAW INFORMATION
The following shall be added as a new section 14:
The Stock Options are being offered only to eligible employees or consultants of the Company and are in the nature of providing equity incentives to these individuals based in the UAE. The Agreement is intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
SECTION 15: DISCLAIMER
The following shall be added as a new section 15:
The Plan, the Agreement, this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Optionee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Optionee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Optionee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
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SECTION 16: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 16:
Any dispute or controversy arising under or in connection with the Plan or this Stock Option, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Optionee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The Company and Optionee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
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NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Optionee:    ______________________________________
No. of Option Shares:    ____________________
Option Exercise Price per Share:    $___________________
    [FMV on Grant Date]
Grant Date:    ____________________
Expiration Date:    ____________________
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Series A Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein (including the terms and conditions for the Optionee’s country in the appendix attached hereto as Appendix A) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: __________________________, so long as Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.    Manner of Exercise.
(a)    The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii)  by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv)  by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares of Stock attested to.
(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the
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Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.    Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)    Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)    Termination Due to Disability. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s Disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of twelve (12) months from the date the Optionee’s Service Relationship is terminated by reason of the Optionee’s Disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of the termination of the Optionee’s Service Relationship by reason of Disability shall terminate immediately and be of no further force or effect.
(c)    Termination for Cause. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d)    Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s Disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
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The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Optionee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.    Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Optionee on account of such transfer.
7.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.
8.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process,
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register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
11.    [Clawback Acknowledgement. The Optionee acknowledges that the Optionee may become subject to the Pattern Group Inc. Compensation Recovery Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Optionee understands that if the Optionee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Optionee pursuant to such means as the Company and/or the Board may elect. The Optionee agrees that the Optionee shall take all required action to enable such recovery. The Optionee understands that such recovery may be sought and occur after the Optionee’s employment or service with the Company terminates. The Optionee further agrees that the Optionee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forego such indemnification. The Optionee acknowledges and agrees that the Optionee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Optionee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a Good Reason (as defined in the Company’s Executive Severance Plan, as amended from time to time) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Optionee, or (ii) to constitute a breach of a contract or other arrangement to which the Optionee is a party. This Section 11 is a material term of this Agreement.]1
1 Note to Draft: For Section 16 officers only.
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Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Non-Qualified Stock Option Agreement For Company Employees (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result; therefore, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.
If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Optionee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Optionees in Australia.
SECTION 12: SECURITIES LAW
The following shall be added as a new section 12:
Securities law. Grants of Stock Options under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Optionee in connection with this grant is provided on the basis that the Optionee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act). If the Optionee acquires Stock under the Plan on exercise of Stock Options and offers the Stock to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Optionee should consult with his or her legal adviser before making any such offer in Australia.
Risk warning. It is important that the Optionee read all the documents given to the Optionee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Optionee should satisfy themselves that they have a sufficient understanding of the risks involved in acquiring the Stock Options granted to them (and any Stock that may be issued on settlement of the grant) and consider if participation in the grant of Stock Options (and any Stock that may be issued on settlement of the grant) is suitable for the Optionee, having regard to the Optionee’s investment objectives, financial circumstances and taxation position
No financial advice. Nothing in this Agreement or the Plan:
(i)    constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Optionee’s objectives, financial situation or needs; and
(ii)    should be taken to constitute a recommendation or statement of opinion that is intended to influence the Optionee in making a decision to participate in the Plan or participate in the grant of Stock Options (or Stock issued on exercise of the Stock Options).
Plan. The Optionee acknowledges and agrees that a copy of the Plan has been provided to the Optionee concurrently with this Agreement.
SECTION 13: TAXES
The following shall be added as a new section 13:

Taxes.    This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Optionee is strongly advised to consult with their personal tax advisor regarding the taxation of their Stock Options and of any subsequent sale of the Stock acquired on exercise of their Stock Options. The Company has reporting obligations to the Australian Taxation Office, and the Optionee is responsible for disclosing any taxable discount, in respect of any grant of Stock Options made under the Plan.
CANADA
The rules of the Award Agreement apply in Canada with and subject to the following amendments and provisions for Optionees in Canada, which for greater certainty shall include those Optionees that are residents of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) or are otherwise subject to tax in Canada by virtue of their employment (“Canadian Employees”).
SECTION 3: TERMINATION OF SERVICE RELATIONSHIP
Add the following at the end of the paragraph following Section 3(d):
For purposes of the Plan and the Agreement, including but not limited to Section 3 of the Agreement, “date of termination” means the later of: (i) the Optionee’s last day of providing services to or performing work with the Company (or Subsidiary as defined in the Plan); or (ii) the last day of any minimum statutory notice period (if applicable). For clarity, except the applicable minimum statutory notice period, no period of notice which may be required under contract or common law shall be included for purposes of determining the date of termination. Further the Stock Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments (or damages in lieu of same) and in no event should be considered as compensation for, or relating in any way to, past services for the Company or a Subsidiary.
For purposes of Section 3(c) of the Agreement, “Cause” shall mean circumstances where the termination of employment is due to wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company or a Subsidiary.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Applicable Withholding Taxes required by law to be withheld on account of such taxable event. The Optionee hereby directs the Company to cause the required Applicable Withholding Tax obligation to be satisfied, in whole or in part, by (i) where the Optionee has chosen to “net exercise” in accordance in
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Section 2(a) of this Agreement, withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Applicable Withholding Taxes required by law to be withheld from the Optionee on account of such transfer or exercise.
CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Optionees in China.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. The Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Optionee on account of such transfer.
INDIA
The rules of the Award Agreement apply in India with and subject to the following amendments and provisions for Optionees in India.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
(a)    Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the Federal,
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state and local taxes required by law to be withheld from the Optionee on account of such transfer.
(b)    Optionees who are Indian residents are liable to pay taxes when they receive the shares of Common Stock. For the purposes of determining the amount of withholding tax, the fair market value of the shares will be determined by a category - 1 merchant banker duly registered with the Securities and Exchange Board of India (“SEBI”) as on the date of purchase/allotment of securities, as per the prevailing income tax law in India. Optionee hereby agrees to pay taxes by any of the methods prescribed in the Plan on the difference between fair market value and purchase price paid by Optionee. Optionee shall also be responsible to pay tax on subsequent sale of shares at the applicable rates prevailing at the time of sale. Optionee is also responsible to pay taxes on dividend income at the applicable rates prevailing at the time of declaration/receipt. Neither the Company nor any Subsidiary or its Affiliates shall be responsible for the tax payable by Optionee on such subsequent sale. Optionee agrees that it is his/her responsibility to comply with the payment of taxes and compliance requirements and Optionee shall consult his/her personal tax advisor in this regard.
(c)    Optionees who are Indian residents are required to declare any foreign bank accounts and any foreign financial assets in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). Optionee is required to mandatorily file the tax returns if he/she has any assets outside India even if his/her income is below the threshold limit prescribed under the income tax law. Optionee shall be responsible for complying with this reporting obligation and should confer with his/her personal tax advisor to determine his/her obligations in this regard.
SECTION 12: SECURITIES LAW
The following shall be added as a new section 12:
(a)    The securities described in the Plan are being offered only to a select number of Optionees who, in respect of this Indian Supplement are employees of Pattern Technologies India Private Limited. Such Optionees may not be acting on behalf of or as an agent for, any other person or entity. Securities under the Plan will not be available for subscription or purchase by any other person or entity.
(b)    The Plan, the Agreement, and any corresponding documents (together, the “Plan Documents”), have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. The Plan Documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Optionee.
(c)    The shares issued pursuant to the Plan do not constitute a public offering of securities under the (Indian) Companies Act, 2013 and are available only to those individuals as indicated in the Plan. The Plan Documents do not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The Plan Documents have not been prepared in accordance with and are not intended
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to constitute a ‘prospectus’ for, a public offering of securities under the applicable companies and securities legislation in India, and the Plan Documents have not been reviewed by any regulatory authority in India. The Plan Documents are intended only for Optionee’s personal use and not for distribution to any other persons.
(d)    The website on which the Plan Documents are hosted is not a prospectus under the applicable laws for the time being in force in India. The Company or Pattern Technologies India Private Limited do not intend to market, promote, or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing the Optionee with the Plan Documents. The information provided in the Plan Documents is for record purposes only.
(e)    Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. The Company or Pattern Technologies India Private Limited shall not be liable or responsible for any such investment decision made by any person.
SECTION 13: EXCHANGE CONTROLS
The following shall be added as a new section 13:
(a)    Optionee shall be solely responsible to comply with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations thereunder, in respect of grant, vesting and exercise of the Option and the sale of the shares of Common Stock acquired under the Plan. Optionee shall be required to comply with the applicable laws and requirements for remittance of the monies from India for exercise of the Option. Should the Optionee sell the shares of Common Stock, Optionee acknowledges his/her obligation and agrees to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock (or the receipt of any dividends to India) within 180 days of the date of sale, unless reinvested; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which Optionee deposits the foreign currency and maintain the FIRC as an evidence of the repatriation of funds in the event the Reserve Bank of India (“RBI”), the Company or Pattern Technologies India Private Limited request for proof of repatriation. It is Optionee’s responsibility to comply with exchange control laws in India including making necessary disclosures to the RBI. The Company and Pattern Technologies India Private Limited shall not be liable for any fines or penalties resulting from Optionee’s failure to comply with any applicable laws.
(b)    In respect of any remittance of the monies from the India by Optionee and in respect of receiving funds for sale of the shares of Common Stock, it is Optionee’s responsibility to comply with the reporting requirements of the RBI, as per exchange control laws in India.
JAPAN
The rules of the award Agreement apply in Japan with and subject to the following amendments and provisions for Optionees in Japan.
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SECTION 9: DATA PRIVACY
Section 9 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to the https://www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Optionees in Singapore.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
Optionee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Optionee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan, and to implement or structure future equity grants. Optionee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws
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providing less protections of Optionee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Optionee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Optionee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Stock acquired upon the vesting of Optionee’s Stock Option. Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that the purposes for which Optionee’s Personal Data will be collected or held may continue to apply even in situations where Optionee’s employment with Optionee’s employer has been terminated or altered. Optionee may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
SECTION 12: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 12:
Optionee acknowledges and agrees that Stock acquired under the Plan prior to the six (6) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than six (6) months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
SECTION 13: SECURITIES LAW INFORMATION
The following shall be added as a new section 13:
Optionee acknowledges and agrees that the Stock Option is being granted to Optionee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
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SECTION 14: CHIEF EXECUTIVE OFFICER AND DIRECTOR NOTIFICATION OBLIGATION
The following shall be added as a new section 14:
Optionee acknowledges that if Optionee is the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary of the Company (“Singapore Subsidiary”), Optionee is subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights, participatory interests (where Optionee is a director) or options in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, Optionee is also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the Stock are sold) within two business days after the occurrence of the event giving rise to the change.
SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Optionees in the Republic of Korea.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
12.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Optionees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
UNITED ARAB EMIRATES
The rules of the Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Optionees in the UAE.
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SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
SECTION 12: NATURE OF GRANT
The following shall be added as a new section 12:
The Optionee acknowledges that the Stock Options, the Plan, the Agreement, this UAE Supplement and their participation in the Plan does not create any claims against the Company or any Subsidiary (or employer of record) (collectively, the “Group”) employing them, either directly or indirectly. The Optionee acknowledges that the Stock Options and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Stock Options and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable.
SECTION 13: SECURITIES LAW INFORMATION
The following shall be added as a new section 13:
The Stock Options are being offered only to eligible employees of the Company or any Subsidiary (or employer of record) and are in the nature of providing equity incentives to these individuals based in the UAE. The Plan, the Agreement and this UAE Supplement is intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
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SECTION 14: DISCLAIMER
The following shall be added as a new section 14:
The Plan, the Agreement, this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Optionee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Optionee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Optionee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
SECTION 15: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 15:
Any dispute or controversy arising under or in connection with the Plan or this Stock Option, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Optionee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The
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Company and Optionee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
UNITED KINGDOM
The terms of the Award Agreement apply in the United Kingdom with and subject to the following amendments and provisions for Optionees in the United Kingdom.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
Data Privacy.
(a)    By participating in the Plan and acquiring the Option, each Optionee acknowledges that the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process the Optionee’s personal information for a number of purposes relating to the operation of the Plan, and in each case the Relevant Company shall be the controller in relation to such processing. These purposes include but are not limited to: (a) administering and maintaining the Optionee’s records; (b) providing any required information to other Relevant Companies, trustees of any employee benefit trust or third-party administrators; and (c) providing information to future purchasers or merger partners of the Company, the Optionee’s employer company, or the business in which the Optionee works. The Company, other Relevant Company, trustee or third-party administrator may also transfer information about the Optionee to countries or territories that may not provide the same statutory protection for the information as the UK and where data is transferred outside of the EU or UK, appropriate safeguards will be put in place.
(b)    The basis for any processing of personal information about Optionees under the European Union’s General Data Protection Regulation (EU) (2016/679), as retained in UK law, the UK’s Data Protection Act 2018, the Data (Use and Access) Act 2025, the Privacy and Electronic Communications Regulations (SI 2003 No. 2426 as amended) (the “Privacy Notice”) available upon request. The Privacy Notice also contains more details about how an Optionee’s personal information is processed and the Optionee's rights in relation to that information. The Optionee has the right to review the Privacy Notice.
SECTION 12: RESPONSIBILITY FOR TAXES
The following shall be added as a new section 12.
Responsibility for Taxes.
(a)    Without limitation to clause 6 of the Agreement, the Optionee accepts liability for all income tax, national insurance contributions and other tax-related items relating to the Optionee’s
12

participation in the Plan which are applicable to the Optionee (“Tax-Related Items”) and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Optionee’s employer or by His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and the Optionee’s employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
(b)    As a condition of participation in the Plan and the exercise of this Stock Option, the Optionee agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Optionee’s employer in connection with this Stock Option (the “Employer NICs”) to the extent that such agreement is legally permissible. Without limitation to the foregoing, the Optionee agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company and/or the Optionee’s employer. The Optionee further agrees that the Company and/or the Optionee’s employer may collect the Employer NICs from the Optionee by any of the means set forth in clause 6 of the Agreement. If the Optionee refuses to enter into a Joint Election prior to exercising this Stock Option or if approval of the Joint Election has been withdrawn by HMRC, this Stock Option shall become null and void without any liability to the Company and/or the Optionee’s employer and may not be exercised by the Optionee.
(c)    As a further condition of the exercise of this Stock Option, the Optionee shall within 14 days of acquisition of any shares of Stock enter jointly with the Optionee’s employer into an election under Section 431 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (“Section 431 Election”) in the form determined by the employer with respect to such shares of Stock. The Optionee shall also make such arrangements as the Company may require for the satisfaction of any United Kingdom income tax or employee National Insurance contributions with respect to such acquisition of shares of Stock as may arise upon the making of such Section 431 Election.
SECTION 13: NO COMPENSATION FOR LOSSES ON TERMINATION
The following shall be added as a new section 13.
No Compensation for losses on Termination. Optionees shall have no right to compensation or damages on account of any loss in respect of any Award or the Plan where the loss arises (or is claimed to arise) in whole or in part from the termination of the Optionee’s Service Relationship with the Company or a Subsidiary. This exclusion of liability shall apply in whatever way termination of the Service Relationship occurs (whether lawful or not) and however compensation or damages are claimed.
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NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY NON-EMPLOYEE DIRECTORS
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Optionee:    ____________________________________________
No. of Option Shares:    ____________________
Option Exercise Price per Share:    $___________________
[FMV on Grant Date]
Grant Date:    ____________________
Expiration Date:    ____________________
[No more than 10 years]
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants to the Optionee named above, who is a Non-Employee Director of the Company but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Series A Common Stock, par value $0.001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein (including the terms and conditions for the Optionee’s country in the appendix attached hereto as Appendix A) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: __________________________, so long as the Optionee remains in a Service Relationship on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Notwithstanding the foregoing, in the event of a Sale Event, 100% of the then-outstanding and unvested Option Shares shall immediately be deemed vested and exercisable on the date of such Sale Event; provided, that the Optionee remains in a Service Relationship until the date of such Sale Event. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.    Manner of Exercise.
(a)    The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii)  through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv)  by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon
2

compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.    Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)    Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)    Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary ceases for any reason other than the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee ceased to be in a Service Relationship with the Company or a Subsidiary, for a period of six (6) months from the date the Optionee ceased to be in a Service Relationship with the Company or a Subsidiary or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date the Optionee ceases to be in a Service Relationship with the Company or a Subsidiary shall terminate immediately and be of no further force or effect.
4.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Optionee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s
3

lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.
7.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
8.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
9.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file
4

with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY NON-EMPLOYEE DIRECTORS
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Non-Qualified Stock Option Agreement for Company Non-Employee Directors (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result; therefore, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.
If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Optionee in the same manner.

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY CONSULTANTS
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Optionee:    ____________________________________________
No. of Option Shares:    ____________________
Option Exercise Price per Share:    $___________________
[FMV on Grant Date]
Grant Date:    ____________________
Expiration Date:    ____________________
[No more than 10 years]
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants to the Optionee named above, who is a Consultant of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Series A Common Stock, par value $0.001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein (including the terms and conditions for the Optionee’s country in the appendix attached hereto as Appendix A) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: __________________________, so long as the Optionee continues to have a Service Relationship with the Company or a Subsidiary on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.    Manner of Exercise.
(a)    The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the
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Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.    Termination of Service Relationship. Except as may otherwise be provided by the Administrator, if the Optionee’s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)    Termination Due to Death. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
(b)    Termination Due to Disability. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates by reason of the Optionee’s Disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of twelve (12) months from the date the Optionee’s Service Relationship is terminated by reason of the Optionee’s Disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of the termination of the Optionee’s Service Relationship by reason of Disability shall terminate immediately and be of no further force or effect.
(c)    Termination for Cause. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d)    Other Termination. If the Optionee’s Service Relationship with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date the Optionee ceases to be a Consultant shall terminate immediately and be of no further force or effect.
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4.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Optionee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship with the Company or a Subsidiary at any time.
7.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
8.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
9.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
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Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO NON-QUALIFIED STOCK OPTION AGREEMENT
FOR COMPANY CONSULTANTS
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Non-Qualified Stock Option Agreement For Company Consultants (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Stock Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result; therefore, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.
If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Optionee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Optionees in Australia.
SECTION 10: SECURITIES LAW
The following shall be added as a new section 10:
Securities law. Grants of Stock Options under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Optionee in connection with this grant is provided on the basis that the Optionee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act). If the Optionee acquires Stock under the Plan on exercise of Stock Options and offers the Stock to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Optionee should consult with his or her legal adviser before making any such offer in Australia.
Risk warning. It is important that the Optionee read all the documents given to the Optionee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Optionee should satisfy themselves that they have a sufficient understanding of the risks involved in acquiring the Stock Options granted to them (and any Stock that may be issued on settlement of the grant) and consider if participation in the grant of Stock Options (and any Stock that may be issued on settlement of the grant) is suitable for the Optionee, having regard to the Optionee’s investment objectives, financial circumstances and taxation position.
No financial advice. Nothing in this Agreement or the Plan:
(i)    constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Optionee’s objectives, financial situation or needs; and
(ii)     should be taken to constitute a recommendation or statement of opinion that is intended to influence the Optionee in making a decision to participate in the Plan or participate in the grant of Stock Options (or Stock issued on exercise of the Stock Options).
Plan.    The Optionee acknowledges and agrees that a copy of the Plan has been provided to the Optionee concurrently with this Agreement.
SECTION 11: TAXES
The following shall be added as a new section 11:
Taxes. This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Optionee is strongly advised to consult with their personal tax advisor regarding the taxation of their Stock Options and of any subsequent sale of the Stock acquired on exercise of their Stock Options. The Company has reporting obligations to the Australian Taxation Office, and the Optionee is responsible for disclosing any taxable discount, in respect of any grant of Stock Options made under the Plan.
CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Optionees in China.
SECTION 10: TAX WITHHOLDING
The following shall be added as a new section 10:
The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. The Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Optionee on account of such transfer.
JAPAN
The rules of the Award Agreement apply in Japan with and subject to the following amendments and provisions for Optionees in Japan.
SECTION 8: DATA PRIVACY CONSENT
Section 8 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.
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The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to https://www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Optionees in Singapore.
SECTION 8: DATA PRIVACY CONSENT
Section 8 will be deleted and replaced with the following:
Optionee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Optionee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan, and to implement or structure future equity grants. Optionee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Optionee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Optionee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Optionee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Stock acquired upon the vesting of Optionee’s Stock Option. Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that the purposes for which Optionee’s Personal Data will be collected or held may continue to apply even in situations where Optionee’s employment with Optionee’s employer has been terminated or altered. Optionee may, at any time, view the Personal Data, request additional
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information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
SECTION 10: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 10:
Optionee acknowledges and agrees that Stock acquired under the Plan prior to the twelve (12) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than twelve months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
SECTION 11: SECURITIES LAW INFORMATION
The following shall be added as a new section 11:
Optionee acknowledges and agrees that the Stock Option is being granted to Optionee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Optionees in the Republic of Korea.
SECTION 8: DATA PRIVACY CONSENT
Section 8 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant
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Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Optionees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
SECTION 10: FOREIGN EXCHANGE OBLIGATIONS
The following shall be added as a new Section 10:
Foreign Exchange Obligations. Should the Optionee be a Korea-resident consultant to Pattern Trading SK or persons or entities who render services to the Company or a Subsidiary or Affiliate thereof as an employee of a third-party staffing agency, professional employer organization or employer of record arrangement, they may be obliged to file a securities acquisition report with the Bank of Korea should the aggregate purchase price of Stock Options hereunder be equivalent to US$ 5,000 or more. The preparation and filing of any such report(s) shall be the sole responsibility of the Optionee.
UNITED ARAB EMIRATES
The rules of the Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Optionees in the UAE.
SECTION 8: DATA PRIVACY CONSENT
Section 8 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
SECTION 10: NATURE OF GRANT
The following shall be added as a new section 10:
The Optionee acknowledges that the Stock Options, the Plan, the Agreement, this UAE Supplement and their participation in the Plan do not create any claims against the Company or
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any Subsidiary (or employer of record) (collectively, the “Group”) engaging them, either directly or indirectly. The Optionee acknowledges that they are a Consultant and not an employee of the Group and therefore that the Stock Options and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Stock Options and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable.
SECTION 11: SECURITIES LAW INFORMATION
The following shall be added as a new section 11:
The Stock Options are being offered only to eligible Consultants of the Company or any Subsidiary (or employer of record) and are in the nature of providing equity incentives to these individuals based in the UAE. The Plan, the Agreement and this UAE Supplement is intended for distribution only to such eligible Consultants and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
SECTION 12: DISCLAIMER
The following shall be added as a new section 12:
The Plan, the Agreement, this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Optionee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Optionee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Optionee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
SECTION 13: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 13:
Any dispute or controversy arising under or in connection with the Plan or this Stock Option, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Optionee agree to arbitrate the disputes covered by this arbitration agreement and waive any
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right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The Company and Optionee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
UNITED KINGDOM
The terms of the Award Agreement apply in the United Kingdom with and subject to the following amendments and provisions for Optionees in the United Kingdom. All capitalized terms set out herein shall have the same meanings as set out in the Agreement or the Plan unless stated otherwise.
SECTION 8: DATA PRIVACY CONSENT
Section 8 will be deleted and replaced with the following:
Data Privacy.
(a)    By participating in the Plan and acquiring the Option, each Optionee acknowledges that the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process the Optionee’s personal information for a number of purposes relating to the operation of the Plan, and in each case the Relevant Company shall be the controller in relation to such processing. These purposes include but are not limited to: (a) administering and maintaining the Optionee’s records; (b) providing any required information to other Relevant Companies, trustees of any employee benefit trust or third-party administrators; and (c) providing information to future purchasers or merger partners of the Company, the Optionee’s employer company, or the business in which the Optionee works. The Company, other Relevant Company, trustee or third-party administrator may also transfer information about the Optionee to countries or territories that may not provide the
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same statutory protection for the information as the UK and where data is transferred outside of the EU or UK, appropriate safeguards will be put in place.
(b)    The basis for any processing of personal information about Optionees under the European Union’s General Data Protection Regulation (EU) (2016/679), as retained in UK law, the UK’s Data Protection Act 2018, the Data (Use and Access) Act 2025, the Privacy and Electronic Communications Regulations (SI 2003 No. 2426 as amended) (or any successor laws) is set out in the Company’s Personnel Privacy Notice (the “Privacy Notice”) available upon request. The Privacy Notice also contains more details about how an Optionee’s personal information is processed and the Optionee's rights in relation to that information. The Optionee has the right to review the Privacy Notice.
SECTION 10: NO COMPENSATION FOR LOSSES ON TERMINATION
The following shall be added as a new section 10.
No Compensation for losses on Termination. Optionees shall have no right to compensation or damages on account of any loss in respect of any Award or the Plan where the loss arises (or is claimed to arise) in whole or in part from the termination of the Optionee’s Service Relationship with the Company or a Subsidiary. This exclusion of liability shall apply in whatever way termination of the Service Relationship occurs (whether lawful or not) and however compensation or damages are claimed.
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RESTRICTED STOCK AWARD AGREEMENT
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Grantee:    ____________________________________________
No. of Shares:    ________________________
Grant Date:    ________________________
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan (the “Plan”) as amended through the date hereof, Pattern Group Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Series A Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein (including the terms and conditions for the Grantee’s country in the appendix attached hereto as Appendix A) and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
1.Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)If the Grantee’s Service Relationship with the Company or a Subsidiary is voluntarily or involuntarily terminated for any reason (including due to death or Disability) prior to vesting of shares of Restricted Stock granted herein, except as otherwise determined by the Administrator, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

3.Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse as follows: ____________________________ (each such date, a “Vesting Date”), so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.
4.Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.
5.Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Grantee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued or
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released to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.
8.Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.
10.Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
13.[Clawback Acknowledgement. The Grantee acknowledges that the Grantee may become subject to the Pattern Group Inc. Compensation Recovery Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Grantee understands that if the Grantee is or becomes subject to
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the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Grantee pursuant to such means as the Company and/or the Board may elect. The Grantee agrees that the Grantee shall take all required action to enable such recovery. The Grantee understands that such recovery may be sought and occur after the Grantee’s employment or service with the Company terminates. The Grantee further agrees that the Grantee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification. The Grantee acknowledges and agrees that the Grantee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Grantee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a Good Reason (as defined in the Company’s Executive Severance Plan, as amended from time to time) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Grantee, or (ii) to constitute a breach of a contract or other arrangement to which the Grantee is a party. This Section 13 is a material term of this Agreement.]1

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

1 For Section 16 officers only.
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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO RESTRICTED STOCK AWARD AGREEMENT
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Award Agreement (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Grantee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Grantees in Australia.
SECTION 14: SECURITIES LAW
The following shall be added as a new section 14:
Securities law. Grants of Restricted Stock under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Grantee in connection with this grant is provided on the basis that the Grantee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act).
Risk warning.     It is important that the Grantee read all the documents given to the Grantee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Grantee should satisfy his or herself that they have a sufficient understanding of the risks involved in acquiring the Restricted Stock granted to them and consider if participation in the grant of Restricted Stock is suitable for the Grantee, having regard to the Grantee’s investment objectives, financial circumstances and taxation position.
No financial advice.    Nothing in this Agreement or the Plan:
(i)constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Grantee’s objectives, financial situation or needs; and
(ii)should be taken to constitute a recommendation or statement of opinion that is intended to influence the Grantee in making a decision to participate in the Plan or participate in the grant of Restricted Stock.
Plan.    The Grantee acknowledges and agrees that a copy of the Plan has been provided to the Grantee concurrently with this Agreement.
SECTION 15: TAXES
The following shall be added as a new section 15:
Taxes.    This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Grantee is strongly advised to consult with their personal tax advisor regarding the taxation of their Restricted Stock and of any subsequent sale of their Stock. The Company has reporting obligations to the Australian Taxation Office, and the Grantee responsible for disclosing any taxable discount, in respect of any grant of Restricted Stock made under the Plan.

CANADA
The rules of the Award Agreement apply in Canada with and subject to the following amendments and provisions for Grantees in Canada, which for greater certainty shall include those Grantees that are residents of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) or are otherwise subject to tax in Canada by virtue of their employment (“Canadian Employees”).
SECTION 2: RESTRICTIONS AND CONDITIONS
Section 2(c) will be deleted and replaced with the following:
If the Grantee’s Service Relationship with the Company or a Subsidiary is voluntarily or involuntarily terminated by either party (including due to death or Disability) prior to vesting of shares of Restricted Stock granted herein, except as otherwise determined by the Administrator, all shares of Restricted Stock shall immediately and automatically be forfeited as of the date of termination and returned to the Company. As used herein, “date of termination” means the later of: (i) the Grantee’s last day of providing services to or performing work with the Company (or Subsidiary as defined in the Plan); or (ii) the last day of any minimum statutory notice period (if applicable). For clarity, except the applicable minimum statutory notice period, no period of notice which may be required under contract or common law shall be included for purposes of determining the date of termination. Further the Restricted Stock are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments (or damages in lieu of same) and in no event should be considered as compensation for, or relating in any way to, past services for the Company or a Subsidiary.
SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Applicable Withholding Taxes required by law to be withheld on account of such taxable event. The Grantee hereby directs the Company to cause the required Applicable Withholding Taxes obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued or released to the Grantee, the number of shares of Stock necessary to satisfy the Applicable Withholding Taxes required by law to be withheld from the Grantee on account of such transfer.
CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Grantees in China.
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SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued or released to the Grantee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Grantee on account of such transfer.
INDIA
The rules of the Award Agreement apply in India with and subject to the following amendments and provisions for Grantees in India.
SECTION 7: TAX WITHHOLDING
Section 7 will be deleted and replaced with the following:
(a)The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.
(b)Grantees who are Indian residents are liable to pay taxes when they receive the shares of Common Stock. For the purposes of determining the amount of withholding tax, the fair market value of the shares will be determined by a category - 1 merchant banker duly registered with the Securities and Exchange Board of India (“SEBI”) as on the date of purchase/allotment of securities, as per the prevailing income tax law in India. Grantee hereby agrees to pay taxes by any of the methods prescribed in the Plan on the difference between fair market value and purchase price paid by Grantee. Grantee shall also be responsible to pay tax on subsequent sale of shares at the applicable rates prevailing at the time of sale. Grantee is also responsible to pay taxes on dividend income at the applicable
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rates prevailing at the time of declaration/receipt. Neither the Company nor any Subsidiary or its Affiliates shall be responsible for the tax payable by Grantee on such subsequent sale. Grantee agrees that it is his/her responsibility to comply with the payment of taxes and compliance requirements and Grantee shall consult his/her personal advisor in this regard.
(c)Grantees who are Indian residents are required to declare any foreign bank accounts and any foreign financial assets in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). Grantee is required to mandatorily file the tax returns if he/she has any assets outside India even if his/her income is below the threshold limit prescribed under the income tax law. Grantee shall be responsible for complying with this reporting obligation and should confer with his/her personal tax advisor to determine his/her obligations in this regard.
SECTION 14: SECURITIES LAW
The following shall be added as a new section 14:
(a)The securities described in the Plan are being offered only to a select number of Grantees who, in respect of this Indian Supplement are employees of Pattern Technologies India Private Limited. Such Grantees may not be acting on behalf of or as an agent for, any other person or entity. Securities under the Plan will not be available for subscription or purchase by any other person or entity.
(b)The Plan, the Agreement, and any corresponding documents (together, the “Plan Documents”), have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. The Plan Documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Grantee.
(c)The shares issued granted pursuant to the Plan do not constitute a public offering of securities under the (Indian) Companies Act, 2013 and are available only to those individuals as indicated in the Plan. The Plan Documents do not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The Plan Documents have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for, a public offering of securities under the applicable companies and securities legislation in India, and the Plan Documents have not been reviewed by any regulatory authority in India. The Plan Documents are intended only for Grantee’s personal use and not for distribution to any other persons.
(d)The website on which the Plan Documents are hosted is not a prospectus under the applicable laws for the time being in force in India. The Company or Subsidiary or Affiliate do not intend to market, promote, or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing the Grantee with the Plan Documents. The information provided in the Plan Documents is for record purposes only.
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(e)Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. The Company or Pattern Technologies India Private Limited shall not be liable or responsible for any such investment decision made by any person.
SECTION 15: EXCHANGE CONTROLS
The following shall be added as a new section 15:
(a)Grantee shall be solely responsible to comply with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations thereunder, in respect of grant, vesting and the sale of the shares of Common Stock acquired under the Plan. Grantee shall be required to comply with the applicable laws and requirements for remittance of monies from India. Should the Grantee sell the shares of Common Stock, Grantee acknowledges his/her obligation and agrees to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock (or the receipt of any dividends to India) within 180 days of the date of sale, unless reinvested; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which Grantee deposits the foreign currency and maintain the FIRC as an evidence of the repatriation of funds in the event the Reserve Bank of India (“RBI”), the Company or Pattern Technologies India Private Limited request for proof of repatriation. It is Grantee’s responsibility to comply with exchange control laws in India including making necessary disclosures to the RBI. The Company or Subsidiary or Affiliate shall not be liable for any fines or penalties resulting from Grantee’s failure to comply with any applicable laws.
(b)In respect of any remittance of the monies from the India by Grantee and in respect of receiving funds for sale of the shares of Common Stock, it is Grantee’s responsibility to comply with the reporting requirements of the RBI, as per exchange control laws in India.
JAPAN

The rules of the Award Agreement apply in Japan with and subject to the following amendments and provisions for Grantees in Japan.
SECTION 11: DATA PRIVACY CONSENT
Section 11 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee
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may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to https://www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Grantees in Singapore.
SECTION 11: DATA PRIVACY CONSENT
Section 11 will be deleted and replaced with the following:
Grantee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Grantee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan, and to implement or structure future equity grants. Grantee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Grantee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Grantee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Grantee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Grantee may elect to deposit any Stock acquired upon the vesting of Grantee’s Restricted Stock Unit. Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that the purposes for which Grantee’s
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Personal Data will be collected or held may continue to apply even in situations where Grantee’s employment with Grantee’s employer has been terminated or altered. Grantee may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
SECTION 14: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 14:
Grantee acknowledges and agrees that Stock acquired under the Plan prior to the twelve (12) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than twelve months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
SECTION 15: SECURITIES LAW INFORMATION
The following shall be added as a new section 15:
Grantee acknowledges and agrees that the Award is being granted to Grantee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
SECTION 16: CHIEF EXECUTIVE OFFICER AND DIRECTOR NOTIFICATION OBLIGATION
The following shall be added as a new section 16:
Grantee acknowledges that if Grantee is the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary of the Company (“Singapore Subsidiary”), Grantee is subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights, participatory interests (where Grantee is a director) or options in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, Grantee is also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the Stock are sold) within two business days after the occurrence of the event giving rise to the change.
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SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Grantees in the Republic of Korea.
SECTION 11: DATA PRIVACY CONSENT
Section 11 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Grantees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
SECTION 14: FOREIGN EXCHANGE OBLIGATIONS
The following shall be added as a new Section 14:
Foreign Exchange Obligations. Should the Grantee be a Korea-resident consultant to Pattern Trading SK or persons or entities who render services to the Company or a Subsidiary or Affiliate thereof as an employee of a third-party staffing agency, professional employer organization or employer of record arrangement, they may be obliged to file a securities acquisition report with the Bank of Korea should the aggregate price of Stocks issued hereunder be equivalent to US$ 5,000 or more. The preparation and filing of any such report(s) shall be the sole responsibility of the Grantee.
UNITED ARAB EMIRATES
The rules of the Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Grantees in the UAE.
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SECTION 11: DATA PRIVACY CONSENT
Section 11 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
SECTION 14: NATURE OF GRANT
The following shall be added as a new section 14:
The Grantee acknowledges that the Awards, the Plan, the Agreement, this UAE Supplement and their participation in the Plan does not create any claims against the Company or any Subsidiary (or employer of record) (collectively, the “Group”) employing or engaging them, either directly or indirectly. The Grantee acknowledges that the Award and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Award and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable (as applicable).
SECTION 15: SECURITIES LAW INFORMATION
The following shall be added as a new section 15:
The Awards are being offered only to eligible employees or consultants of the Company and are in the nature of providing equity incentives to these individuals based in the UAE. The Agreement and this UAE Supplement is intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
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SECTION 16: DISCLAIMER
The following shall be added as a new section 16:
The Plan, the Agreement, this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Grantee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Grantee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Grantee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
SECTION 17: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 17:
Any dispute or controversy arising under or in connection with the Plan or this Award, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Grantee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The
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Company and Grantee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
UNITED KINGDOM
The terms of the Award Agreement apply in the United Kingdom with and subject to the following amendments and provisions for Grantees in the United Kingdom.
SECTION 8: ELECTION UNDER SECTION 83(B)
Section 8 will be deleted and replaced with the following:
Election under Section 431. As a condition of the receipt of this Restricted Stock, the Grantee shall within 14 days of receipt of any shares of Restricted Stock enter jointly with the Grantee’s employer into an election under Section 431 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (“Section 431 Election”) in the form determined by the employer with respect to such shares of Restricted Stock. The Grantee shall also make such arrangements as the Company may require for the satisfaction of any United Kingdom income tax or National Insurance contributions with respect to such acquisition of shares of Restricted Stock as may arise upon the making of such Section 431 Election.
SECTION 11: DATA PRIVACY CONSENT
Section 11 will be deleted and replaced with the following:
Data Privacy.
(a)    By participating in the Plan and acquiring the Restricted Stock, each Grantee acknowledges that the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process the Grantee’s personal information for a number of purposes relating to the operation of the Plan, and in each case the Relevant Company shall be the controller in relation to such processing. These purposes include but are not limited to: (a) administering and maintaining the Grantee’s records; (b) providing any required information to other Relevant Companies, trustees of any employee benefit trust or third-party administrators; and (c) providing information to future purchasers or merger partners of the Company, the Grantee’s employer company, or the business in which the Grantee works. The Company, other Relevant Company, trustee or third-party administrator may also transfer information about the Grantee to countries or territories that may not provide the same statutory protection for the information as the UK and where data is transferred outside of the EU or UK, appropriate safeguards will be put in place.
(b)    The basis for any processing of personal information about Grantees under the European Union’s General Data Protection Regulation (EU) (2016/679), as retained in UK law, the UK’s Data Protection Act 2018, the Data (Use and Access) Act 2025, the Privacy and Electronic
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Communications Regulations (SI 2003 No. 2426 as amended) (or any successor laws) is set out in the Company’s Personnel Privacy Notice (the “Privacy Notice”) available upon request. The Privacy Notice also contains more details about how a Grantee’s personal information is processed and the Grantee's rights in relation to that information. The Grantee has the right to review the Privacy Notice.
SECTION 14: RESPONSIBILITY FOR TAXES
The following shall be added as a new section 14.
Responsibility for Taxes.
(a)    Without limitation to clause 7 of the Agreement, the Grantee accepts liability for all income tax, national insurance contributions and other tax-related items relating to the Grantee’s participation in the Plan which are applicable to the Restricted Stock or any dividends paid on the Restricted Stock (“Tax-Related Items”) and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Grantee’s employer or by His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Grantee’s employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.
(b)    As a condition of participation in the Plan and the acquisition of Restricted Stock, the Grantee agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Grantee’s employer in connection with the Restricted Stock (the “Employer NICs”) to the extent that such agreement is legally permissible. Without limitation to the foregoing, the Grantee agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Grantee further agrees to execute such other joint elections as may be required between the Grantee and any successor to the Company and/or the Grantee’s employer. The Grantee further agrees that the Company and/or the Grantee’s employer may collect the Employer NICs from the Grantee by any of the means set forth in clause 7 of the Agreement. If the Grantee refuses to enter into a Joint Election prior to being granted the Restricted Stock or if approval of the Joint Election has been withdrawn by HMRC, this Award shall become null and void without any liability to the Company and/or the Grantee’s employer.
SECTION 15: NO COMPENSATION FOR LOSSES ON TERMINATION
The following shall be added as a new section 15.
No Compensation for losses on Termination. Grantees shall have no right to compensation or damages on account of any loss in respect of any Award or the Plan where the loss arises (or is claimed to arise) in whole or in part from the termination of the Grantee’s Service Relationship with the Company or a Subsidiary. This exclusion of liability shall apply in whatever way
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termination of the Service Relationship occurs (whether lawful or not) and however compensation or damages are claimed.
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RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Grantee:    ____________________________________________
No. of Restricted Stock Units:    ________________________
Grant Date:    ________________________
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above subject to the terms and conditions set forth herein (including the terms and conditions for the Grantee’s country in the appendix attached hereto as Appendix A) and in the Plan. Each Restricted Stock Unit shall relate to one share of Series A Common Stock, par value $0.001 per share (the “Stock”) of the Company.
1.    Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.    Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse as follows: __________________________ (each such date, a “Vesting Date”), so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.    Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or Disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.    Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Grantee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.    Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.
7.    Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.
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9.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
12.    [Clawback Acknowledgement. The Grantee acknowledges that the Grantee may become subject to the Pattern Group Inc. Compensation Recovery Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Grantee understands that if the Grantee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Grantee pursuant to such means as the Company and/or the Board may elect. The Grantee agrees that the Grantee shall take all required action to enable such recovery. The Grantee understands that such recovery may be sought and occur after the Grantee’s employment or service with the Company terminates. The Grantee further agrees that the Grantee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification. The Grantee acknowledges and agrees that the Grantee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Grantee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a Good Reason (as defined in the Company’s Executive Severance Plan, as amended from time to time) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement
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applicable to the Grantee, or (ii) to constitute a breach of a contract or other arrangement to which the Grantee is a party. This Section 12 is a material term of this Agreement.]1

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

1 Note to Draft: For Section 16 officers only.
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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO RESTRICTED STOCK UNIT AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Unit Agreement for Company Employees (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Grantee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Grantees in Australia.
SECTION 13: SECURITIES LAW
The following shall be added as a new section 13:
Securities law. Grants of Restricted Stock Units under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Grantee in connection with this grant is provided on the basis that the Grantee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act).
Risk warning. It is important that the Grantee read all the documents given to the Grantee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Grantee should satisfy his or herself that they have a sufficient understanding of the risks involved in acquiring the Restricted Stock Units granted to them and consider if participation in the grant of Restricted Stock Units is suitable for the Grantee, having regard to the Grantee’s investment objectives, financial circumstances and taxation position.
No financial advice. Nothing in this Agreement or the Plan:
(i)    constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Grantee’s objectives, financial situation or needs; and
(ii)    should be taken to constitute a recommendation or statement of opinion that is intended to influence the Grantee in making a decision to participate in the Plan or participate in the grant of Restricted Stock Units.
Plan. The Grantee acknowledges and agrees that a copy of the Plan has been provided to the Grantee concurrently with this Agreement.
SECTION 14: TAXES
The following shall be added as a new section 14:
Taxes. This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Grantee is strongly advised to consult with their personal tax advisor regarding the taxation of their Restricted Stock Units and of any subsequent sale of their Stock. The Company has reporting obligations to the Australian Taxation Office, and the Grantee responsible for disclosing any taxable discount, in respect of any grant of Restricted Stock Units made under the Plan.

CANADA
The rules of the Award Agreement apply in Canada with and subject to the following amendments and provisions for Grantees in Canada, which for greater certainty shall include those Grantees that are residents of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) or are otherwise subject to tax in Canada by virtue of their employment (“Canadian Employees”).
SECTION 3: TERMINATION OF SERVICE RELATIONSHIP
Section 3 will be deleted and replaced with the following:
Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or Disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of the date of termination shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. As used herein, “date of termination” means the later of: (i) the Grantee’s last day of providing services to or performing work with the Company (or Subsidiary as defined in the Plan); or (ii) the last day of any minimum statutory notice period (if applicable). For clarity, except the applicable minimum statutory notice period, no period of notice which may be required under contract or common law shall be included for purposes of determining the date of termination. Further the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments (or damages in lieu of same) and in no event should be considered as compensation for, or relating in any way to, past services for the Company or a Subsidiary.
SECTION 4: ISSUANCE OF SHARES OF STOCK
Section 4 will be deleted and replaced with the following:
Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than December 31 of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for income tax purposes, pay to the Company or make arrangements
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satisfactory to the Administrator for payment of any Applicable Withholding Taxes required by law to be withheld on account of such taxable event. The Grantee hereby directs the Company to cause the required Applicable Withholding Taxes obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Applicable Withholding Taxes required by law to be withheld from the Grantee on account of such transfer.
CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Grantees in China.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. The Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Grantee on account of such transfer.
INDIA
The rules of the Award Agreement apply in India with and subject to the following amendments and provisions for Grantees in India.
SECTION 6: TAX WITHHOLDING
Section 6 will be deleted and replaced with the following:
(a)    Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount
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due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.
(b)    Grantees who are Indian residents are liable to pay taxes when they receive the shares of Common Stock. For the purposes of determining the amount of withholding tax, the fair market value of the shares will be determined by a category - 1 merchant banker duly registered with the Securities and Exchange Board of India (“SEBI”) as on the date of purchase/allotment of securities, as per the prevailing income tax law in India. Grantee hereby agrees to pay taxes by any of the methods prescribed in the Plan on the difference between fair market value and purchase price paid by Grantee. Grantee shall also be responsible to pay tax on subsequent sale of securities at the applicable rates prevailing at the time of sale. Grantee is also responsible to pay taxes on dividend income at the applicable rates prevailing at the time of declaration/receipt. Neither the Company nor any Subsidiary or its Affiliates shall be responsible for the tax payable by Grantee on such subsequent sale. Grantee agrees that it is his/her responsibility to comply with the payment of taxes and compliance requirements and Grantee shall consult his/her personal advisor in this regard.
(c)    Grantees who are Indian residents are required to declare any foreign bank accounts and any foreign financial assets in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). Grantee is required to mandatorily file the tax returns if he/she has any assets outside India even if his/her income is below the threshold limit prescribed under the income tax law. Grantee shall be responsible for complying with this reporting obligation and should confer with his/her personal tax advisor to determine his/her obligations in this regard.
SECTION 13: SECURITIES LAW
The following shall be added as a new section 13:
(a)    The securities described in the Plan are being offered only to a select number of Grantees who, in respect of this Indian Supplement are employees of Pattern Technologies India Private Limited. Such Grantees may not be acting on behalf of or as an agent for, any other person or entity. Securities under the Plan will not be available for subscription or purchase by any other person or entity.
(b)    The Plan, the Agreement, and any corresponding documents (together, the “Plan Documents”), have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. The Plan Documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by any Grantee.
(c)    The shares issued pursuant to the Plan do not constitute a public offering of securities under the (Indian) Companies Act, 2013 and are available only to those individuals as indicated in the Plan. The Plan Documents do not invite offers from the public for
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subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The Plan Documents have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for, a public offering of securities under the applicable companies and securities legislation in India, and the Plan Documents have not been reviewed by any regulatory authority in India. The Plan Documents are intended only for Grantee’s personal use and not for distribution to any other persons.
(d)    The website on which the Plan Documents are hosted is not a prospectus under the applicable laws for the time being in force in India. The Company or Pattern Technologies India Private Limited do not intend to market, promote, or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing the Grantee with the Plan Documents. The information provided in the Plan Documents is for record purposes only.
(e)    Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. The Company or Pattern Technologies India Private Limited shall not be liable or responsible for any such investment decision made by any person.
SECTION 14: EXCHANGE CONTROLS
The following shall be added as a new section 14:
(a)    Grantee shall be solely responsible to comply with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations thereunder, in respect of grant, vesting and the sale of the shares of Common Stock acquired under the Plan. Grantee shall be required to comply with the applicable laws and requirements for remittance of any monies from India. Should the Grantee sell the shares of Common Stock, Grantee acknowledges his/her obligation and agrees to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock (or the receipt of any dividends to India) within 180 days of the date of sale, unless reinvested; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which Grantee deposits the foreign currency and maintain the FIRC as an evidence of the repatriation of funds in the event the Reserve Bank of India (“RBI”), the Company or Subsidiary request for proof of repatriation. It is Grantee’s responsibility to comply with exchange control laws in India including making necessary disclosures to the RBI. The Company and Pattern Technologies India Private Limited shall not be liable for any fines or penalties resulting from Grantee’s failure to comply with any applicable laws.
(b)    In respect of any remittance of the monies from the India by Grantee and in respect of receiving funds for sale of the shares of Common Stock, it is Grantee’s responsibility to comply with the reporting requirements of the RBI, as per exchange control laws in India.
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JAPAN
The rules of the Award Agreement apply in Japan with and subject to the following amendments and provisions for Grantees in Japan.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to https://www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Grantees in Singapore.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Grantee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Grantee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive
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purpose of implementing, administering and managing Grantee’s participation in the Plan, and to implement or structure future equity grants. Grantee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Grantee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Grantee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Grantee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Grantee may elect to deposit any Stock acquired upon the vesting of Grantee’s Restricted Stock Unit. Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that the purposes for which Grantee’s Personal Data will be collected or held may continue to apply even in situations where Grantee’s employment with Grantee’s employer has been terminated or altered. Grantee may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
SECTION 13: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 13:
Grantee acknowledges and agrees that Stock acquired under the Plan prior to the six (6) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than six (6) months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
SECTION 14: SECURITIES LAW INFORMATION
The following shall be added as a new section 14:
Grantee acknowledges and agrees that the Award is being granted to Grantee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
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SECTION 15: CHIEF EXECUTIVE OFFICER AND DIRECTOR NOTIFICATION OBLIGATION
The following shall be added as a new section 15:
Grantee acknowledges that if Grantee is the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary of the Company (“Singapore Subsidiary”), Grantee is subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights, participatory interests (where Grantee is a director) or options in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, Grantee is also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the Stock are sold) within two business days after the occurrence of the event giving rise to the change.
SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Grantees in the Republic of Korea.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Grantees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
8

UNITED ARAB EMIRATES SUPPLEMENT
The rules of Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Grantees in the UAE.
SECTION 10: DATA PRIVACY CONSENT
Section 10 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
SECTION 13: NATURE OF GRANT
The following shall be added as a new section 13:
The Grantee acknowledges that the Awards, the Plan, the Agreement, this UAE Supplement and their participation in the Plan does not create any claims against the Company or any Subsidiary (or employer of record) (collectively, the “Group”) employing them, either directly or indirectly. The Grantee acknowledges that the Awards and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Awards and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable.
SECTION 14: SECURITIES LAW INFORMATION
The following shall be added as a new section 14:
The Awards are being offered only to eligible employees of the Company and are in the nature of providing equity incentives to these employees based in the UAE. The Agreement is intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
9

SECTION 15: DISCLAIMER
The following shall be added as a new section 15:
The Plan, the Agreement and this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Grantee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Grantee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Grantee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
SECTION 16: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 16:
Any dispute or controversy arising under or in connection with the Plan or this Award, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Grantee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The
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Company and Grantee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
UNITED KINGDOM
The terms of the Award Agreement apply in the United Kingdom with and subject to the following amendments and provisions for Grantees in the United Kingdom.
SECTION 10: Data Privacy Consent
Section 10 will be deleted and replaced with the following:
Data Privacy.
(a)    By participating in the Plan and acquiring the Award, each Grantee acknowledges that the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process the Grantee’s personal information for a number of purposes relating to the operation of the Plan, and in each case the Relevant Company shall be the controller in relation to such processing. These purposes include but are not limited to: (a) administering and maintaining the Grantee’s records; (b) providing any required information to other Relevant Companies, trustees of any employee benefit trust or third-party administrators; and (c) providing information to future purchasers or merger partners of the Company, the Grantee’s employer company, or the business in which the Grantee works. The Company, other Relevant Company, trustee or third-party administrator may also transfer information about the Grantee to countries or territories that may not provide the same statutory protection for the information as the UK and where data is transferred outside of the EU or UK, appropriate safeguards will be put in place.
(b)    The basis for any processing of personal information about Grantee under the European Union’s General Data Protection Regulation (EU) (2016/679), as retained in UK law, the UK’s Data Protection Act 2018, the Data (Use and Access) Act 2025, the Privacy and Electronic Communications Regulations (SI 2003 No. 2426 as amended) (the “Privacy Notice”) available upon request. The Privacy Notice also contains more details about how a Grantee’s personal information is processed and the Grantee's rights in relation to that information. The Grantee has the right to review the Privacy Notice.
SECTION 13: RESPONSIBILITY FOR TAXES
The following shall be added as a new section 13.
Responsibility for Taxes.

(a)    Without limitation to clause 6 of the Agreement, the Grantee accepts liability for all income tax, national insurance contributions and other tax-related items relating to the Grantee’s
11

participation in the Plan which are applicable to the Grantee (“Tax-Related Items”) and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Grantee’s employer or by His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Grantee’s employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.
(b)    As a condition of participation in the Plan and the vesting of this Award, the Grantee agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Grantee’s employer in connection with this Award (the “Employer NICs”) to the extent that such agreement is legally permissible. Without limitation to the foregoing, the Grantee agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Grantee further agrees to execute such other joint elections as may be required between the Grantee and any successor to the Company and/or the Grantee’s employer. The Grantee further agrees that the Company and/or the Grantee’s employer may collect the Employer NICs from the Grantee by any of the means set forth in clause 6 of the Agreement. If the Grantee refuses to enter into a Joint Election prior to vesting of this Award or if approval of the Joint Election has been withdrawn by HMRC, this Award shall become null and void without any liability to the Company and/or the Grantee’s employer.
(c)    As a further condition of the vesting of this Award, the Grantee shall within 14 days of acquisition of any shares of Stock enter jointly with the Grantee’s employer into an election under Section 431 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (“Section 431 Election”) in the form determined by the employer with respect to such shares of Stock. The Grantee shall also make such arrangements as the Company may require for the satisfaction of any United Kingdom income tax or National Insurance contributions with respect to such acquisition of shares of Stock as may arise upon the making of such Section 431 Election.
SECTION 14: NO COMPENSATION FOR LOSSES ON TERMINATION
The following shall be added as a new section 14.
No Compensation for losses on Termination. Grantees shall have no right to compensation or damages on account of any loss in respect of any Award or the Plan where the loss arises (or is claimed to arise) in whole or in part from the termination of the Grantee’s Service Relationship with the Company or a Subsidiary. This exclusion of liability shall apply in whatever way termination of the Service Relationship occurs (whether lawful or not) and however compensation or damages are claimed.
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RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Grantee:    ______________________________________
No. of Restricted Stock Units:    ____________________
Grant Date:    ____________________
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above subject to the terms and conditions set forth herein (including the terms and conditions for the Grantee’s country in the appendix attached hereto as Appendix A) and in the Plan. Each Restricted Stock Unit shall relate to one share of Series A Common Stock, par value $0.001 per share (the “Stock”) of the Company.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse as follows: ________________________ (each such date, a “Vesting Date”), so long as the Grantee remains in a Service Relationship on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date

_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
Notwithstanding the foregoing, in the event of a Sale Event, 100% of the then-outstanding and unvested Restricted Stock Units shall immediately be deemed vested on the date of such Sale Event; provided, that the Grantee remains in a Service Relationship until the date of such Sale Event. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.Termination of Service as a Non-Employee Director. If the Grantee’s service as a Non-Employee Director terminates for any reason (including death or Disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Grantee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
7.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.
8.Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process,
2

register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

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Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO RESTRICTED STOCK UNIT AGREEMENT
FOR NON-EMPLOYEES DIRECTORS
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Unit Agreement for Non-Employee Directors (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Grantee in the same manner.

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY CONSULTANTS
UNDER THE PATTERN GROUP INC.
2025 EQUITY INCENTIVE PLAN
Name of Grantee:    _______________________________________
No. of Restricted Stock Units:    ____________________
Grant Date:    ____________________
Vesting Commencement Date:    ____________________
Pursuant to the Pattern Group Inc. 2025 Equity Incentive Plan as amended through the date hereof (the “Plan”), Pattern Group Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above subject to the terms and conditions set forth herein (including the terms and conditions for the Grantee’s country in the appendix attached hereto as Appendix A) and in the Plan. Each Restricted Stock Unit shall relate to one share of Series A Common Stock, par value $0.001 per share (the “Stock”) of the Company.
1.    Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.    Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse as follows: __________________________ (each such date, a “Vesting Date”), so long as the Grantee continues to have a Service Relationship with the Company or a Subsidiary on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date

_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.    Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or Disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.    Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.    Incorporation of Plan and Country Appendix. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan, and any additional terms and conditions for the Grantee’s country set forth in Appendix A hereto, which constitutes part of this Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.    Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
7.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.
8.    Integration. This Agreement (including Appendix A) constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process,
2

register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Pattern Group Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

3

Appendix A
ADDITIONAL TERMS AND CONDITIONS
TO RESTRICTED STOCK UNIT AGREEMENT
FOR COMPANY CONSULTANTS
UNDER THE PATTERN GROUP, INC.
2025 EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Unit Agreement for Company Consultants (the “Award Agreement”) or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.
Notifications
The Appendix also may include information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at a relevant time. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Grantee in the same manner.

AUSTRALIA
The rules of the Award Agreement apply in Australia with and subject to the following amendments and provisions for Grantees in Australia.
SECTION 11: SECURITIES LAW
The following shall be added as a new section 11:
Securities law. Grants of Restricted Stock Units under this Agreement are made pursuant to applicable relief under Part 7.12, Division 1A of the Corporations Act 2001 (Cth) (Corporations Act). The documentation provided to the Grantee in connection with this grant is provided on the basis that the Grantee is a person to whom an offer of 'securities' and 'derivatives' may be made without a disclosure document (as those terms are defined in the Corporations Act).
Risk warning.     It is important that the Grantee read all the documents given to the Grantee in relation to the Plan (including this Agreement) before deciding whether to participate in the Plan. In particular, the Grantee should satisfy his or herself that they have a sufficient understanding of the risks involved in acquiring the Restricted Stock Units granted to them and consider if participation in the grant of Restricted Stock Units is suitable for the Grantee, having regard to the Grantee’s investment objectives, financial circumstances and taxation position.
No financial advice.    Nothing in this Agreement or the Plan:
(i)    constitutes financial product advice and any advice or information provided by the Company in relation to this grant does not take into account the Grantee’s objectives, financial situation or needs; and
(ii)    should be taken to constitute a recommendation or statement of opinion that is intended to influence the Grantee in making a decision to participate in the Plan or participate in the grant of Restricted Stock Units.
Plan.    The Grantee acknowledges and agrees that a copy of the Plan has been provided to the Grantee concurrently with this Agreement.
SECTION 12: TAXES
The following shall be added as a new section 12:
Taxes.    This grant is made on the basis that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (Tax Act) applies (subject to the requirements of the Tax Act). The Grantee is strongly advised to consult with their personal tax advisor regarding the taxation of their Restricted Stock Units and of any subsequent sale of their Stock. The Company has reporting obligations to the Australian Taxation Office, and the Grantee responsible for disclosing any taxable discount, in respect of any grant of Restricted Stock Units made under the Plan.

CHINA
The rules of the Award Agreement apply in China with and subject to the following amendments and provisions for Grantees in China.
SECTION 6: SECTION 409A OF THE CODE
Section 6 will be deleted and replaced with the following:
The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for U.S. or non-U.S. tax purposes, pay to the Company or any applicable Affiliate (as defined in Section 1 of the Plan) or make arrangements satisfactory to the Administrator for payment of any U.S. and non-U.S. federal, state, local or other taxes of any kind required by law to be withheld on account of such taxable event. The Company and its Affiliates shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the taxes required by law to be withheld from the Grantee on account of such transfer.
JAPAN
The rules of the Award Agreement apply in Japan with and subject to the following amendments and provisions for Grantees in Japan.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. The Relevant Companies may store such personal information internally and may also store at, and jointly use, transfer to and from, any foreign or domestic third party vendor and any Company affiliate, including but not limited to the Company’s offices located in the United States. Please refer to https://
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www.pattern.com/legal/privacy-policy for the measures to be taken to protect the personal data. For international data transfers to the United States, the information with respect to the applicable privacy protection system of personal data in the United States can be found here at:
https://www.ppc.go.jp/files/pdf/USA_report.pdf (Federal)
https://www.ppc.go.jp/files/pdf/california_report.pdf (California)
https://www.ppc.go.jp/files/pdf/newyork_report.pdf (New York)
https://www.ppc.go.jp/files/pdf/illinoi_report.pdf (Illinois)
SINGAPORE
The rules of the Award Agreement apply in Singapore with and subject to the following amendments and provisions for Grantees in Singapore.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
Grantee explicitly and unambiguously acknowledges and consents to the collection, use, disclosure and transfer, in electronic or other form, of Grantee’s Personal Data as described in the Plan and/or this Agreement by and among, as applicable, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan, and to implement or structure future equity grants. Grantee understands that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Grantee’s Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). Grantee may request a list of the names and addresses of any potential recipients of his/her Personal Data by contacting Jed Brunson, the Company’s Chief Information Officer. Grantee acknowledges that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom Grantee may elect to deposit any Stock acquired upon the vesting of Grantee’s Restricted Stock Unit. Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that the purposes for which Grantee’s Personal Data will be collected or held may continue to apply even in situations where Grantee’s employment with Grantee’s employer has been terminated or altered. Grantee may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting Jed Brunson in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.
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SECTION 11: RESTRICTION ON SALE OF SHARES
The following shall be added as a new section 11:
Grantee acknowledges and agrees that Stock acquired under the Plan prior to the twelve (12) month anniversary of the Grant Date may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than twelve months after the Grant Date; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
SECTION 12: SECURITIES LAW INFORMATION
The following shall be added as a new section 12:
Grantee acknowledges and agrees that the Award is being granted to Grantee pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
SECTION 13: CHIEF EXECUTIVE OFFICER AND DIRECTOR NOTIFICATION OBLIGATION
The following shall be added as a new section 13:
Grantee acknowledges that if Grantee is the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary of the Company (“Singapore Subsidiary”), Grantee is subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights, participatory interests (where Grantee is a director) or options in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, Grantee is also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the Stock are sold) within two business days after the occurrence of the event giving rise to the change.
SOUTH KOREA
The rules of the Award Agreement apply in the Republic of Korea with and subject to the following amendments and provisions for Grantees in the Republic of Korea.
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SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. Notwithstanding the foregoing, Grantees resident in the Republic of Korea must complete a separate jurisdiction-specific privacy consent form in order to be eligible to participate in the Plan and prior to entering into this Agreement.
SECTION 11: FOREIGN EXCHANGE OBLIGATIONS
The following shall be added as a new Section 11:
Foreign Exchange Obligations. Should the Grantee be a Korea-resident consultant to Pattern Trading SK or persons or entities who render services to the Company or a Subsidiary or Affiliate thereof as an employee of a third-party staffing agency, professional employer organization or employer of record arrangement, they may be obliged to file a securities acquisition report with the Bank of Korea should the purchase price of Stocks issued hereunder be equivalent to US$ 5,000 or more. The preparation and filing of any such report(s) shall be the sole responsibility of the Grantee.
UNITED ARAB EMIRATES
The rules of the Award Agreement apply in the United Arab Emirates (“UAE”) with and subject to the following amendments and provisions for Grantees in the UAE.
SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the
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Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate, in accordance with the UAE Federal Decree Law No. 45 of 2021 as amended and/or any other relevant laws as may be in effect from time to time. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
SECTION 11: NATURE OF GRANT
The following shall be added as a new section 11:
The Grantee acknowledges that the Awards, the Plan, the Agreement, this UAE Supplement and their participation in the Plan does not create any claims against the Company or any Subsidiary (or employer of record) (collectively, the “Group”) engaging them, either directly or indirectly. The Grantee acknowledges that they are a Consultant and not an employee of the Group and therefore that the Awards and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the Awards and related benefits will not be included and/or considered for purposes of calculating any and all labour benefits, such as end of service gratuity and/or any other labour-related amounts which may be payable.
SECTION 12: SECURITIES LAW INFORMATION
The following shall be added as a new section 12:
The Awards are being offered only to eligible consultants of the Company and are in the nature of providing equity incentives to these employees based in the UAE. The Agreement is intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
SECTION 13: DISCLAIMER
The following shall be added as a new section 13:
The Plan, the Agreement and this UAE Supplement and any documents and agreements referred to therein have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement are strictly private and confidential and have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the UAE. The Plan, the Agreement and this UAE Supplement have been issued from outside the UAE and must not be provided to any person other than the Grantee and may not be reproduced or used for any other purpose. Further, the information contained in this UAE Supplement, the Plan and/or the Agreement is not
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intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the UAE. The Grantee should, as a prospective stockholder, conduct their own due diligence on the securities. If the Grantee does not understand the contents of the award documentation, they should consult an authorized financial advisor.
SECTION 14: GOVERNING LAW AND JURISDICTION
The following shall be added as a new section 14:
Any dispute or controversy arising under or in connection with the Plan or this Award, at any time, shall be submitted to binding arbitration before a single arbitrator in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect, except for those claims that may not be subject to arbitration as a matter of law. These rules may be found through a web-based search, or a copy may be requested at any time from Company. The Company and Grantee agree to arbitrate the disputes covered by this arbitration agreement and waive any right to a jury trial or trial before a judge with respect to them. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that the parties would be entitled to seek in a court of law, and the arbitrator shall be experienced in handling the kinds of claims at issue in the dispute. Subject to any fee or cost-recovery rights a party would be entitled to under law, each party shall bear its own attorney fees and costs (including those charged by JAMS) in connection with the arbitration proceeding, and the parties shall divide equally the cost of any arbitration administrative fee and the compensation of the arbitrator, unless legal mandates would require a different cost allocation. The prevailing party in arbitration may recover its reasonable costs and fees upon conclusion of the arbitration. Subject to the ability of the parties hereto to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties. Claims shall be brought in arbitration on an individual basis only. The arbitration shall take place in a mutually agreeable location, or if no such location can be agreed upon, in Denver, Colorado, United States. The Company and Grantee shall each be permitted to seek injunctive relief in a court of proper jurisdiction in order to protect its rights until such time as judgment is entered upon an arbitration award. Any argument as to the enforceability of these arbitration terms or the scope of these arbitration terms are delegated to the arbitrator.
UNITED KINGDOM
The terms of the Award Agreement apply in the United Kingdom with and subject to the following amendments and provisions for Grantees in the United Kingdom.
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SECTION 9: DATA PRIVACY CONSENT
Section 9 will be deleted and replaced with the following:
Data Privacy.
(a)    By participating in the Plan and acquiring the Award, each Grantee acknowledges that the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process the Grantee’s personal information for a number of purposes relating to the operation of the Plan, and in each case the Relevant Company shall be the controller in relation to such processing. These purposes include but are not limited to: (a) administering and maintaining the Grantee’s records; (b) providing any required information to other Relevant Companies, trustees of any employee benefit trust or third-party administrators; and (c) providing information to future purchasers or merger partners of the Company, the Grantee’s employer company, or the business in which the Grantee works. The Company, other Relevant Company, trustee or third-party administrator may also transfer information about the Grantee to countries or territories that may not provide the same statutory protection for the information as the UK and where data is transferred outside of the EU or UK, appropriate safeguards will be put in place.
(b)    The basis for any processing of personal information about Grantees under the European Union’s General Data Protection Regulation (EU) (2016/679), as retained in UK law, the UK’s Data Protection Act 2018, the Data (Use and Access) Act 2025, the Privacy and Electronic Communications Regulations (SI 2003 No. 2426 as amended) (or any successor laws) is set out in the Company’s Personnel Privacy Notice (the “Privacy Notice”) available upon request. The Privacy Notice also contains more details about how an Grantee’s personal information is processed and the Grantee's rights in relation to that information. The Grantee has the right to review the Privacy Notice.
SECTION 11: NO COMPENSATION FOR LOSSES ON TERMINATION
The following shall be added as a new section 11.
No Compensation for losses on Termination. Grantees shall have no right to compensation or damages on account of any loss in respect of any Award or the Plan where the loss arises (or is claimed to arise) in whole or in part from the termination of the Grantee’s Service Relationship with the Company or a Subsidiary. This exclusion of liability shall apply in whatever way termination of the Service Relationship occurs (whether lawful or not) and however compensation or damages are claimed.
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